Exhibit (a)(1)(iv)

NOTICE OF GUARANTEED DELIVERY

(Not To Be Used For Signature Guarantee)

To Tender American Depositary Shares (“ADSs”)

of

QUILMES INDUSTRIAL (QUINSA), S.A.

Pursuant to its Offer to Purchase dated August 18, 2004

THE OFFER, THE PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE AT 10:00 A.M. NEW YORK CITY TIME, WHICH IS 4:00 P.M. LUXEMBOURG TIME, ON THURSDAY, SEPTEMBER 16, 2004, UNLESS THE OFFER IS EXTENDED.

Capitalized terms used in this Notice of Guaranteed Delivery and not otherwise defined herein shall have the meaning ascribed to them in the Offer to Purchase dated August 18, 2004.

As set forth in Section 3 of the Offer to Purchase (as defined below), this form, or a form substantially equivalent to this form, must be used to accept the Offer (as defined below) if: (1) American Depositary Receipts (“ADRs”) evidencing ADSs and all other documents required by the Letter of Transmittal to Tender American Depositary Shares (“the ADS Letter of Transmittal”) cannot be delivered to the ADS Tender Agent or (2) the procedures for book-entry transfer for the tender of ADSs cannot be completed by the Expiration Date (as defined in the Offer to Purchase). This form may be delivered by hand, facsimile transmission or mail to the ADS Tender Agent. See Section 3 of the Offer to Purchase.

The ADS Tender Agent for the Offer is:

THE BANK OF NEW YORK

By Registered, Certified or First Class Mail: Tender & Exchange Dept (Quinsa Tender Offer) P.O. Box 859208 Braintree, MA 02185-9208	By Overnight Delivery: Tender & Exchange Dept (Quinsa Tender Offer) 161 Bay State Road Braintree, MA 02185	By Hand Delivery: Tender & Exchange Dept— 11W 101 Barclay Street Receiver & Deliver Window— Street Level New York, New York 10286	For Notice of Guaranteed Delivery: (for Eligible Institutions Only) By Facsimile Transmission: (212) 815-6433 To Confirm Facsimile Transmission Only: (212) 815-6212

Delivery of this Notice of Guaranteed Delivery to an address other than those shown above or transmission of instructions via a facsimile number other than that listed above does not constitute a valid delivery. Deliveries to the Book-Entry Transfer Facility (as defined in the Offer to Purchase) do not constitute valid delivery to the ADS Tender Agent.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on an ADS Letter of Transmittal is required to be guaranteed by an “Eligible Institution” under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the ADS Letter of Transmittal.

THIS NOTICE OF GUARANTEED DELIVERY MAY ONLY BE USED TO ACCEPT THE OFFER IN RELATION TO ADSs, IN THE CIRCUMSTANCES SET OUT ABOVE. IT MAY NOT BE USED TO ACCEPT THE OFFER IN RELATION TO CLASS B SHARES.

Ladies and Gentlemen:

     The undersigned hereby tenders to Quilmes Industrial (Quinsa), S.A., a Luxembourg corporation (“Quinsa” or the “Company”), upon the terms and subject to the conditions set forth in the Offer to Purchase dated August 18, 2004 (the “Offer to Purchase”), receipt of which is hereby acknowledged, and the related ADS Letter of Transmittal (which together, with the related Letter of Transmittal to Tender Shares, and the Offer to Purchase, as they may be amended or supplemented from time to time, constitute the “Offer”), the number (indicated below) of ADSs of Quinsa, pursuant to the guaranteed delivery procedure for ADSs set forth in Section 3 of the Offer to Purchase.

NUMBER OF ADSs BEING TENDERED HEREBY:                      ADSs

CHECK ONLY ONE BOX. IF MORE THAN ONE BOX IS CHECKED, OR IF NO BOX IS

CHECKED, THERE IS NO VALID TENDER OF ADSs.

ADSs TENDERED AT PRICE DETERMINED PURSUANT TO THE OFFER

(SEE INSTRUCTION 5 OF THE ADS LETTER OF TRANSMITTAL)

☐	The undersigned wants to maximize the chance of having Quinsa purchase all the ADSs the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this ONE box INSTEAD OF ONE OF THE PRICE BOXES BELOW, the undersigned hereby tenders ADSs and is willing to accept the purchase price per ADS determined by Quinsa pursuant to the Offer, which will be a price equal to two times the price per Class B share determined by Quinsa pursuant to the Offer. This action will result in receiving a price per ADS of as low as $16.00 or as high as $19.00 (being twice the minimum or maximum purchase price per Class B share, respectively). The undersigned acknowledges that, for the purposes of determining the price to be paid per ADS, each tender of an ADS tendered hereby will be treated by Quinsa as a tender of the two Class B shares underlying such ADS.

— OR —

ADSs TENDERED AT PRICE DETERMINED BY ADS HOLDER

(SEE INSTRUCTION 5 OF THE ADS LETTER OF TRANSMITTAL)

By checking ONE of the boxes below INSTEAD OF THE BOX ABOVE, the undersigned hereby tenders ADSs, each of which represents two underlying Class B shares, at the checked price per underlying Class B share. This action could result in none of the tendered ADSs being purchased if the purchase price per underlying Class B share determined by Quinsa is less than the price checked. The undersigned acknowledges that, for the purposes of determining the price to be paid per ADS, each tender of an ADS tendered hereby will be treated by Quinsa as a tender of the two Class B shares underlying such ADS. If the purchase price for each underlying Class B share is equal to or greater than the price checked, then the ADSs purchased by Quinsa will be purchased at the purchase price per ADS determined by Quinsa pursuant to the Offer, which will be twice the purchase price paid per Class B share. An ADS holder who desires to tender ADSs at more than one price per underlying Class B share must complete a separate ADS Letter of Transmittal for each price at which ADSs are tendered. The same ADSs cannot be tendered at more than one price (unless those ADSs were previously tendered and properly withdrawn).

PRICE (IN DOLLARS) PER UNDERLYING CLASS B SHARE AT WHICH ADSs ARE BEING TENDERED

☐$8.00 per underlying Class B share (Equal to $16.00 per ADS)	☐$9.00 per underlying Class B share (Equal to $18.00 per ADS)
☐$8.25 per underlying Class B share (Equal to $16.50 per ADS)	☐$9.25 per underlying Class B share (Equal to $18.50 per ADS)
☐$8.50 per underlying Class B share (Equal to $17.00 per ADS)	☐$9.50 per underlying Class B share (Equal to $19.00 per ADS)
☐$8.75 per underlying Class B share (Equal to $17.50 per ADS)

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ADR Nos. (if available):

If ADSs will be tendered by book-entry transfer:

Name of Tendering

Institution:

Account No.                                                      at

The Depository Trust Company

SIGN HERE

Signature(s)

Dated:                                         , 2004

Name(s) of ADS holder:

(Please Type or Print)

(Address)

(Zip Code)

(Area Code and Telephone No.)

(Taxpayer ID No. or Social Security No.)

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GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a firm that is a member of a registered national securities exchange or the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office, branch or agency in the United States, or otherwise an “eligible institution” within the meaning of Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, guarantees (a) that the above named person(s) “own(s)” the American Depositary Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended, (b) that such tender of American Depositary Shares complies with Rule 14e-4 and (c) to deliver to the ADS Tender Agent the American Depositary Shares tendered hereby, together with a properly completed and duly executed ADS Letter(s) of Transmittal with any required signature guarantee, unless an Agent’s Message (as defined in the Offer to Purchase) in the case of book-entry transfer is utilized, and any other required documents, all within three (3) New York Stock Exchange, Inc., trading days of the date hereof.

(Name of Firm)

(Authorized Signature)

(Name)

(Address)

(Zip Code)

(Area Code and Telephone No.)

Dated: , 2004

DO NOT SEND AMERICAN DEPOSITARY RECEIPTS (“ADRs”) EVIDENCING ADSs WITH THIS FORM.

YOUR ADRs MUST BE SENT WITH THE ADS LETTER OF TRANSMITTAL.

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